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                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT is made effective the 18th day of November 1998, by and between Smurfit-Stone Container Corporation, a Delaware corporation (the "Company"), and Harold D. Wright, a resident of the State of Illinois (the "Executive").

                  WHEREAS, Executive and Stone Container Corporation have previously entered into the Stone Container Corporation Severance Agreement dated July 2, 1996 (the "1996 Agreement");

                  WHEREAS, Stone Container Corporation and Jefferson Smurfit Corporation on May 10, 1998, agreed to merge to form the Company;

                  WHEREAS, the parties desire to cancel the 1996 Agreement; and

                  WHEREAS, as a result of such events the parties desire to set forth the terms and conditions under which the Executive shall be employed and upon which the Company shall compensate the Executive.

                  NOW, THEREFORE, in consideration of the premises and promises contained herein, the parties agree as follows:

                  1. Employment. The Company hereby employs the Executive, and the Executive hereby agrees to continue employment with the Company, as Vice President. In such capacity, the Executive will perform such duties and services of an executive and administrative character as shall be assigned to the Executive from time to time by the Company's Chief Executive Officer (the "Services").

                  2. Performance. The Executive agrees to devote the Executive's best efforts, energies and skills on a full time basis during normal working hours to performance of the Executive's duties hereunder (except for vacations and reasonable periods of illness or incapacity). During the term of this Agreement, the Executive shall not engage in any other business or business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; provided, however, that the Executive shall not be prevented from (i) investing the Executive's assets in such form or manner as will not require any substantial amount of time or services on the part of the Executive in the operation of the affairs of the enterprises in which such investments are made or (ii) engaging in limited outside business activities, such as serving on the board of directors of an entity or organization which will not conflict with the Executive's duties hereunder. The principal place for performance of the Services shall be Chicago, Illinois and the Company will permit the Executive to perform substantially all of the Services therefrom. The Executive may be obliged, from time to time, and for reasonable periods of time, to travel in the performance of the Services.

                  3. Base Salary. For all duties to be performed by the Executive hereunder, the Executive shall receive an annual base salary (the "Base Salary") of $305,000.00, payable by the Company in equal semi-monthly installments (prorated for any partial


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year). The Base Salary shall be subject to upward adjustment annually on the basis of an annual salary review to reflect performance. In no event, however, shall the Base Salary be decreased.

                  4. Bonus and Stock Options. In addition to Base Salary, the Executive shall be eligible to participate in incentive programs approved by the Board of Directors of the Company offered to senior management, including consideration for an annual bonus (the "Bonus") and the Stock Option Plan of the Company ("Stock Option Plan") with such Bonus and stock option award commensurate with awards made to Executive in prior years with Stone Container Corporation.

                  5. Vacation. The Executive shall be entitled to five weeks annual paid vacation, which may be taken at such times as are consistent with good business practices.

                  6. Fringe Benefits. The Executive shall be entitled to receive such fringe benefits as are made available to executive employees of the Company generally, including participation in any Company retirement and deferred compensation programs, approved by the Board of Directors but in no case less than those in effect on November 1, 1998. The Company shall also provide the Executive with an automobile and pay (or reimburse on a monthly basis) all reasonable expenses of operation, licensing, repair and maintenance, including gasoline, parking, insurance and tires and club membership dues. In addition, all such fringe benefits shall be substantially similar to those which Executive received immediately prior to November 1, 1998.

                  7. Insurance. The Executive shall be enrolled in the Company's senior management group medical and other insurance program(s). The cost of all insurance coverage shall be paid by the Company and the Executive in accordance with the Company's standard practice. In addition, the Company shall maintain life insurance coverage equal to four times the Executive's Base Salary with beneficiaries to be selected by the Executive.

                  8. Expenses. The Executive is authorized to incur reasonable expenses in rendering Services hereunder and in the performance of the Executive's duties hereunder. The Company will reimburse the Executive in a timely manner at least monthly for all such expenses upon presentation of an itemized written accounting therefor (together with such vouchers and other verifications as the Company may require) within thirty (30) days after they have been incurred.

                  9. Confidential Information. The Executive acknowledges that
(i) the Executive holds a senior management position with the Company, (ii) in connection with the Services being rendered under this Agreement, the Executive will acquire and make use of confidential information and trade secrets of the Company ("Confidential Information"), including, but not limited to, financial statements, client lists, project reports, software design and documentation, internal memoranda, marketing programs, credit underwriting process and approach, reports and other materials or records of a proprietary nature which are not generally known to the public, (iii) the Confidential Information constitutes a unique and valuable asset of the Company, (iv) maintenance of


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the proprietary character of such information, to the full extent feasible, is important to the Company, (v) the Confidential Information is sufficiently secret as to derive economic value from not being generally known to others who could obtain economic value from its disclosure or use, and (vi) the Confidential Information is currently the subject of efforts to maintain its secrecy or confidentiality. Therefore, in order to protect the Confidential Information, the Executive agrees as follows:

                           (a) to hold the Confidential Information in strictest
                  confidence and not to use or disclose such Confidential Information without the written authorization of the Company, except in connection with the Services being rendered under this Agreement, for so long as any such Confidential Information may remain confidential, secret or otherwise wholly or partially protectable;

                           (b) to take all appropriate steps to safeguard any
                  Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft; and

                           (c) to return to the Company upon termination of
                  employment all materials relating to the Company or its business, including all Confidential Information, coming into the Executive's possession during the term of the Executive's employment with the Company or while employed by a predecessor to the Company's business.

                  10.      Covenants Not to Compete or Solicit.

                  10.1. So long as the Executive is employed by the Company and for a period of one (1) year thereafter, the Executive shall not (except in connection with the rendering of services hereunder), directly or indirectly, by or for the Executive or as the agent of another, or through others as the Executive's agent:

                           (a) solicit or accept any business from customers of
                  the Company, or request, induce or advise customers of the Company to withdraw, curtail or cancel their business with the Company;

                           (b) solicit for employment or employ or become
                  employed by any past, present of future employee of the Company, or request, induce or advise any employee to leave the employ of the Company; or

                           (c) use or disclose any nonpublic information
                  concerning the Company or its businesses and affairs, including Confidential Information.

                  10.2. The Executive agrees that if the Executive shall violate any of the provisions of this Section 10, the Company shall be entitled to an accounting and repayment of all profits, compensation, commission, remuneration or other benefits that the Executive, directly or indirectly, may realize arising from or related to any such violation. These remedies shall be in addition to, and not in limitation of, any injunctive relief or other rights to which the Company may be entitled.



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                  10.3 The parties agree and acknowledge that the duration,
scope and geographic areas applicable to the covenant not to compete described in this Section are fair, reasonable and necessary, that adequate compensation has been received by the Executive for such obligations, and that these obligations do not prevent the Executive from earning a livelihood. If, however, for any reason any court determines that the restrictions in this Section 10 are not reasonable, that consideration is inadequate or that the Executive has been prevented from earning a livelihood, such restrictions shall be interpreted, modified or rewritten to included as much of the duration, scope and geographic area identified in this Section as will render such restrictions valid and enforceable.

                  11. Remedies. The Executive acknowledges that the Executive has carefully read and considered the terms of this Agreement and knows them to be essential to induce the Company to enter into this Agreement and that any breach of the provisions contained herein will result in serious and irreparable injury to the Company. The Executive further acknowledges that the Company's business interests protected hereby are substantial and legitimate. Therefore, in the event of a breach of any such provisions, the Company shall be entitled to equitable relief against the Executive by way of injunction (in addition to, but not in substitution for, any and all other relief to which the Company may be entitled at law or in equity) to restrain the Executive from such breach and to compel compliance by the Executive with the Executive's obligations hereunder. The Company shall also be entitled to seek a protective order to ensure the continued confidentiality of its trade secrets and proprietary information. The Executive hereby waives any requirement of proof that such breach will cause series or irreparable injury to the Company, or that there is an adequate remedy at law.

                  12.      Termination.

                  12.1 Term. Except as provided below, this Agreement shall remain in full force and effect from the date hereof through April 30, 2000, (the "Term") and shall be automatically renewed for a period of one year each May 1 thereafter unless cancellation notice is provided 60 days prior to the end of such applicable term.

                  12.2 Termination Payments. Upon the Executive leaving his employment of the Company by virtue of: (i) by resignation (ii) by involuntary termination without good reason (iii) by retirement, or (iv) by death or disability, the Company shall pay the Executive the payouts described in this
Section 12.2 ("Termination Payments") in addition to any payments and benefits to which the Executive is entitled under Section 6 hereof as follows:

                 1. Any unpaid Base Salary through the date of termination;

                 2. Any Bonus for the year in which such termination occurs prorated as of the date of termination (with such Bonus to be paid within 60 days of end of fiscal year;

                 3. Accrued and unpaid vacation pay;



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                 4. Proceeds, benefits or other sums due under any of the
         Company's benefit, insurance, retirement or other plans;

                 5. Any unreimbursed expenses incurred by the Executive on the Company's behalf.

                 6. A lump sum amount equal to three (3) times the sum of:

                           (a)      Executive's Base Salary then in effect and

                           (b) The product of such Base Salary and a percentage equal to the greater of (x) the average percentage that the aggregate amount earned by Executive under all annual Bonus or long or short term incentive plans of Stone Container Corporation or the Company in respect of the three Years immediately preceding the Year in which the Date of Termination occurs represents of the aggregate amount of salary earned by Executive from Stone Container Corporation and the Company for such year, or (y) the average percentage that the aggregate amount earned by Executive under all annual Bonus of long or short term incentive plans of Stone Container Corporation in respect of each year during the 1995-1997 period represented of the aggregate amount of Base Salary earned by the Executive for such Year;

                 7. For the thirty-six (36) month period immediately following the Date of Termination, the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits and Company-provided perquisites (including, but not limited to a Company car, and club membership dues), in each case substantially similar to those which the Executive is receiving immediately prior to the Notice of Termination; provided, however, that, such health insurance benefits shall be provided through a third-party insurer. Benefits and perquisites otherwise receivable by the Executive pursuant to this Section 7 shall be reduced to the extent comparable benefits or perquisites are actually received by or made available to the Executive without cost during the thirty-six month period following the Executive's termination of employment (and any such benefits and perquisites actually received by or made available to the Executive shall be reported to the Company by the Executive).

                 8. In addition to the retirement benefits to which the Executive is entitled under each Pension Plan, the Company shall pay the Executive a lump sum amount, in cash equal to the excess of (a) the actuarial equivalent of the aggregate retirement pension (taking


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         into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at the date (but in no event earlier than the third anniversary of the Date of Termination) as of which the actuarial equivalent of such annuity is greatest) which Executive would have accrued under the terms of all Pension Plans (without regard to any amendment to any Pension Plan made subsequent to a Change in Control and prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if the Executive were fully vested thereunder and had accumulated (after the Date of Termination) thirty-six (36) additional months of service credit thereunder and had been credited under each Pension Plan during such period with compensation at the higher of (i) the Executive's compensation (as defined in such Pension Plan) during the twelve (12) months immediately preceding the Date of Termination and (ii) the Executive's compensation (as defined in such Pension Plan) during the twelve (12) months immediately preceding a Change in Control, over (b) the actuarial equivalent of the aggregate retirement pension (taking into account any early retirement subsidies associated therewith and determined as straight life annuity commencing at the date (but in no event earlier than the Date of Termination) as of which the actuarial equivalent of such annuity is greatest) which the Executive had accrued pursuant to the provisions of the Pension Plans as of the Date of Termination. For purposes of this Section 8,"actuarial equivalent" shall be determined using the same assumptions utilized under the Stone Container Corporation Salaried Employees Retirement Plan immediately prior to the Date of Termination.

                 9. If the Executive would have become entitled to benefits under the Company's post retirement health care of life insurance plans, as in effect immediately prior to a Change in Control or the Date of Termination, (whichever is more favorable to the Executive), had the Executive's employment terminated at any time during the period of thirty-six (36) months after the Date of Termination, the Company shall provide such post-retirement health care of life insurance benefits to the Executive and the Executive's dependents commencing on the later of (i) the date on which such coverage would have first become available and (ii) the date on which benefits described in
         Section 12.2

Items (1) through (9) are hereinafter referred to as the "Termination Payments". However, in no event shall Executive receive less than the amounts Executive would have received as a result of the lump sum payment provided to the Executive under the 1996 Agreement had the Executive terminated for Good Reasons as such term is defined in the 1996 Agreement on December 31, 1998.



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         12.3 Death. In the event of the death of the Executive during the term hereof, this Agreement shall terminate at the end of the month in which the Executive dies. The Company shall pay within thirty (30) days of the date of death to the Executive's legal representatives or, if the Executive shall have filed with the Company a designation of a person to receive such payment, such person, the Termination Payments as set forth in Section 12.2.

                  12.4. Disability. If, during the Term, the Executive comes under such illness, physical or mental disability or other incapacity that the Board of Directors of the Company determines that the Executive is unable to perform the Executive's duties under this Agreement for a period in excess of ninety days (90) substantially consecutive days, the Company may terminate this Agreement by giving notice to the Executive of its intention to terminate due to disability and this Agreement shall terminate at the end of the month following the month in which such notice was given. In the event of such termination, the Company shall pay the Termination Payments, as set forth in Section 12.2, to the Executive within thirty (30) days of such termination and the Executive's Base Salary shall be continued (offset by any amounts payable to the Executive under the Company's benefit plans or short or long term disability insurance or social security payable) until the earliest of (i) one (1) year after termination, (ii) the end of the Term, or (iii) the death of the Executive.

                  12.5 Termination by the Company Without Cause. The Company may terminate this Agreement without cause upon thirty (30) days' prior written notice. In the event of such termination, the Company shall pay the Termination Payments as set forth in Section 12.2 plus one (1) year of Base Salary.

                  12.6 Resignation. The Executive shall have the right to terminate the Executive's employment under this Agreement at any time upon thirty (30) days' prior written notice to the Company. At any time during such thirty-day notice period, the Company may terminate the Executive (which shall not be considered a termination under Section 12.5). In the event of such termination or resignation, the Company shall pay the Termination Payments to the Executive as set forth in Section 12.2.

                  12.7 Termination for Cause. Notwithstanding any other provision hereof, the Company may terminate the Executive's employment under this Agreement without prior notice at any time for "Cause". For purposes of this Agreement, "Cause" shall mean (i) fraud, misappropriation or embezzlement involving property of the Company or other intentional wrongful acts that materially impair the goodwill or business of the Company or that cause material damage to their property, goodwill or business; (ii) commission by the Executive of a felony other than a felony predicated upon the Executive's vicarious liability; or (iii) a material breach by the Executive of this Agreement, including any willful and continued failure by the Executive to substantially perform his duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Executive by the Board of Directors of the Company that specifically identifies the manner in which the Board of Directors believes the Executive has not substantially performed his duties and after the Executive has been given at least thirty (30) days in which to cure such alleged performance deficiencies. In the event of such termination,


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the Company shall pay the Termination Payments to the Executive within thirty
(30) days of such termination; provided, however, that the Company shall have no obligation to pay any Bonus and any stock options that would have been earned by the Executive for the year in which such termination occurs.

                  12.8 Vesting of Stock Options. Upon a termination other than a termination described in Section 12.7, the Executive shall become vested in all stock options and stock awards granted to the Executive during the period of employment.

                  12.9 Effect of Termination. Upon termination of this Agreement, all obligations of the Company and rights of the Executive under this Agreement shall cease, except as otherwise provided herein. Notwithstanding anything to the contrary contained herein, the provisions of Sections 9 through 12 shall survive any termination of this Agreement or employment and shall remain in full force and effect.

                  13. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The decision of such arbitrator(s) shall be conclusive and binding upon the parties hereto. The Company shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceedings. Notwithstanding the foregoing, the Company may, in its discretion, apply to a court of competent jurisdiction for the purposes of obtaining any relief contemplated by Section 11.

                  14. Notice. Any notice required to be given, served or delivered to any of the parties hereto shall be sufficient if it is in writing and sent by certified or registered mail, with proper postage prepaid, addressed as follows:

                To Executive:             Harold D. Wright
                                          950 N. Michigan Avenue #2503
                                          Chicago, IL 60611

                To Company:               Stone Container Corporation
                                          150 N. Michigan Avenue
                                          Chicago, IL 60601
                                          Attn: Chief Executive Office

or to such other address as a party from time to time may designate by notice to the other. Notice shall be deemed effective on the date deposited for delivery in the U.S. mail.

                  15. Assignment. This Agreement shall inure to the benefit of and be binding upon the Executive, the Executive's administrative executors and heirs and the Company, its successors and assigns. This Agreement is for personal services and may not be assigned or pledged by the Executive in any manner, by operation of law or otherwise,



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without the written consent of the Company. This Agreement may not be assigned by the Company; provided however, that if substantially all of the business or assets of the Company are sold and the Executive agrees to become an employee of the acquiror, then the Company may assign this Agreement to such acquiror.

                  16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Illinois, and the parties hereby consent to the jurisdiction of Illinois courts over all matters relating to this Agreement.

                  17. Entire Agreement. This Agreement contains the entire agreement of the parties in regard to the subject matter hereof, supersedes all prior discussions, agreements and understandings of every kind between the parties and may be changed only by a written document signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. The waiver of any breach of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not operate or be construed as a waiver of any subsequent breach hereof.

                  18. Severability. If any provision of this Agreement shall be prohibited by or invalid under applicable law, or otherwise determined to be unenforceable, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

EXECUTIVE:                                     SMURFIT-STONE CONTAINER CORP.

/s/ Harold D. Wright                           By:  /s/ Roger W. Stone
--------------------------                         --------------------------
Harold D. Wright                                        Roger W. Stone

                                               Its: President
                                                   --------------------------


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